UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 2, 2018

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55596	99-0384160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Geneva Securities Purchase Agreement

Effective October 1, 2018, MyDx, Inc. (the “Company”) entered into a securities purchase agreement (the “Geneva Purchase Agreement”) with Geneva Roth Remark Holdings, Inc., (“Geneva”), pursuant to which Geneva purchased a 10% unsecured convertible promissory note (the “Geneva Note”) from the Company in the aggregate principal amount of $74,800.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Geneva.

The purchase price of $74,800.00 of the Geneva Note was paid in cash by Geneva on October 2, 2018. After payment of transaction-related expenses, net proceeds to the Company from the Geneva Note totaled $65,000.00.

The maturity date of the Geneva Note is October 1, 2019 (the “Geneva Maturity Date”). The Geneva Note shall bear interest at a rate of ten percent (10%) per annum (the “Geneva Interest Rate”), which interest shall be paid by the Company to Geneva in shares of common stock at any time Geneva sends a notice of conversion to the Company. Geneva is entitled to, at its option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the Geneva Note into shares of the Company’s common stock, at any time after March 20, 2019, at a conversion price for each share of common stock equal to 71% multiplied by the average of the lowest three (3) trading prices (as defined in the Geneva Purchase Agreement) for the common stock during the fifteen (15) Trading Day period (as defined in the Geneva Purchase Agreement) ending on the latest complete trading day prior to the conversion date.

The Geneva Note may be prepaid until 170 days from the issuance date with the following penalties: (i) if the Geneva Note is prepaid within thirty (30) days of the issuance date, then the prepayment premium shall be 105% of the face amount plus any accrued interest; (ii) if the Geneva Note is prepaid during the period beginning on the date which is thirty-one (31) days following the issuance date, and ending on the date which is sixty (60) days following the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest; (iii) if the Geneva Note is prepaid during the period beginning on the date which is sixty-one (61) days following the issuance date, and ending on the date which is ninety (90) days following the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest; (iv) if the Geneva Note is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred twenty (120) days following the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest; (v) if the Geneva Note is prepaid during the period beginning on the date which is one hundred twenty-one (121) days following the issuance date, and ending on the date which is one hundred fifty (150) days following the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; and (vi) if the Geneva Note is prepaid during the period beginning on the date which is one hundred fifty-one (151) days following the issuance date, and ending on the date which is one hundred seventy (170) days following the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest. Such prepayment redemptions must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void.

The Company shall reserve 270,905,432 of its authorized and unissued common stock (the “Geneva Reserved Amount”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Geneva Note. Upon full conversion of the Geneva Note, any shares remaining in such reserve shall be cancelled. The Company shall at all times reserve a minimum of six (6) times the number of shares required if all outstanding principal under the Geneva Note would be fully converted and will from time to time increases the Geneva Reserved Amount in accordance with the Company’s obligations under the Geneva Note.

Pursuant to the terms of the Geneva Purchase Agreement, for so long as Geneva owns any shares of common stock issued upon conversion of the Geneva Note (the “Geneva Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of common stock. The Company is also subject to certain customary negative covenants under the Geneva Note and the Geneva Purchase Agreement, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Geneva Note or the Geneva Conversion Shares.

Any shares to be issued pursuant to any conversion of the Geneva Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

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GS Capital Securities Purchase Agreement

Effective October 4, 2018 the Company entered into a securities purchase agreement (the “GSC Purchase Agreement”) with GS Capital Partners LLC, (“GSC”, and together with Geneva, the “Investors”), pursuant to which GSC purchased two 8% unsecured convertible promissory notes from the Company in the aggregate principal amount of $125,000.00, comprised of the first note in the amount of $75,000.00 (the “First GSC Note”), and the second note in the amount of $50,000.00 (the “Second GSC Note”, and together with the First GSC Note, the “GSC Notes”, and together with the Geneva Note, the “Notes”), such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GSC.

The purchase price of $75,000.00 of the First GSC Note was paid in cash by GSC on October 5, 2018. After payment of transaction-related expenses, net proceeds to the Company from the First GSC Note totaled $68,500.00.

The maturity date of the First GSC Note is October 4, 2019 (the “the First GSC Maturity Date”). The First GSC Note shall bear interest at a rate of eight percent (8%) per annum (the “First GSC Interest Rate”), which interest shall be paid by the Company to GSC in shares of common stock at any time GSC sends a notice of conversion to the Company. GSC is entitled to, at its option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the First GSC Note into shares of the Company’s common stock, at any time, at the conversion price specified in the for each share of common stock equal to 71% of the average of the three lowest closing bid prices of the common stock for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent.

The First GSC Note may be prepaid until 180 days from the issuance date with the following penalties: (i) if the First GSC Note is prepaid within thirty (30) days of the issuance date, then the prepayment premium shall be 105% of the face amount plus any accrued interest; (ii) if the First GSC Note is prepaid during the period beginning on the date which is thirty-one (31) days following the issuance date, and ending on the date which is sixty (60) days following the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest; (iii) if the First GSC Note is prepaid during the period beginning on the date which is sixty-one (61) days following the issuance date, and ending on the date which is ninety (90) days following the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest; (iv) if the First GSC Note is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred twenty (120) days following the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest; (v) if the First GSC Note is prepaid during the period beginning on the date which is one hundred twenty-one (121) days following the issuance date, and ending on the date which is one hundred fifty (150) days following the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; and (vi) if the First GSC Note is prepaid during the period beginning on the date which is one hundred fifty-one (151) days following the issuance date, and ending on the date which is one hundred eighty (180) days following the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest; Such prepayment redemptions must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void.

The Company shall reserve 211,267,000 of its authorized and unissued common stock (the “GSC Reserved Amount”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the First GSC Note. Upon full conversion of the First GSC Note, any shares remaining in such reserve shall be cancelled. The Company shall at all times reserve a minimum of four (4) times the number of shares required if all outstanding principal under the First GSC Note would be fully converted and will from time to time increases the GSC Reserved Amount in accordance with the Company’s obligations under the First GSC Note.

Pursuant to the terms of the GSC Purchase Agreement, for so long as GSC owns any shares of common stock issued upon conversion of the Geneva Note (the “GSC Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of common stock. The Company is also subject to certain customary negative covenants under the GSC Notes and the GSC Purchase Agreement, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the GSC Notes or the GSC Conversion Shares.

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The terms and conditions of the Second GSC are substantially the same as the First GSC Note, with the following exceptions. The Second GSC Note is not convertible until it is funded in cash on or before November 4, 2018. Once the Second GSC Note is funded in cash, GSC is entitled, at its option, at any time thereafter, to convert all or any amount of the outstanding principal face amount of the Second GSC Note into shares of the Company’s common stock.

The Notes are long-term debt obligations that are material to the Company. The Notes contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investors and in the Investors’ sole discretion, the Investors may consider the Notes immediately due and payable.

Any shares to be issued pursuant to any conversion of the First GSC Note and the Second GSC Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Notes for general working capital purposes.

The foregoing descriptions of the Geneva Purchase Agreement, the GSC Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the Geneva Purchase Agreement, the GSC Purchase Agreement and the Notes, copies of which are filed as, respectively, Exhibits 10.1, 10.2, 4.1, and 4.2. hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 9.01 Financial Statements Exhibits

Exhibit Number	Description

4.1	10% Convertible Promissory Note, dated October 1, 2018, issued to Geneva Roth Remark Holdings, Inc.

4.2	8% Convertible Promissory Note, dated October 4, 2018, issued to GS Capital Partners, LLC

10.1	Securities Purchase Agreement, dated October 1, 2018, with Geneva Roth Remark Holdings, Inc.

10.2	Securities Purchase Agreement, dated October 4, 2018, with GS Capital Partners, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: October 9, 2018	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

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